SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    January 29, 2010

CROSS CANYON ENERGY CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada State of Incorporation	000-51710 Commission File Number	56-2458730 IRS Employer I.D. Number

6630 Cypresswood Drive, Suite 200 Spring, Texas 77379
Address of principal executive offices

Registrant’s telephone number: (832) 559-6060

________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

Bankruptcy Filing

On January 29, 2010, Cross Canyon Energy Corp. (“we”, “us” or “Debtor”) filed a voluntary petition (In re: Cross Canyon Energy Corp., Debtor, Case No. 10-30747) for reorganization (the “Chapter 11 Case”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

The existing officers and directors of the Debtor will continue to oversee operation of the Debtor’s business as a debtor-in-possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code, and subject to the requirements of the Bankruptcy Code, which include court approval of matters outside the ordinary course of business.

Plan Support and Lock-Up Agreement; Prepetition Solicitation

On January 28, 2010, we entered into a Plan Support and Lock-Up Agreement (the “Plan Support Agreement”) with the holders of 100% of (i) the indebtedness outstanding under our senior secured credit facility (the “Prepetition Secured Lenders”) and (ii) our outstanding Series C Preferred Stock (the “Prepetition Preferred Stockholder”, together with the Prepetition Secured Lenders, the “Consenting Holders”).  Pursuant to the Plan Support Agreement, the Consenting Holders agreed to vote in favor of and support a proposed plan of reorganization of the Debtor under the Bankruptcy Code that is consistent in all material respects with the Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Cross Canyon Energy Corp. that we filed with the Bankruptcy Court on January 29, 2010 (the “Plan”).  The Plan Support Agreement may be terminated under certain circumstances by the Consenting Holders, including if (i) the Bankruptcy Court does not confirm the Plan on or prior to March 16, 2010 and (ii) we do not consummate the restructuring transactions provided for in the Plan on or prior to  March 31, 2010.

Pursuant to the Plan Support Agreement, we commenced a solicitation of the Prepetition Secured Lenders and the Prepetition Preferred Stockholder, as the only impaired classes entitled to vote on our proposed Plan.  As part of the prepetition solicitation, the Prepetition Secured Lenders and the Prepetition Preferred Stockholder each received copies of the Plan, the related disclosure statement (together with various exhibits thereto, the “Disclosure Statement”) and a ballot requesting each of them to accept or reject the Plan.  On January 29, 2010, the Company received ballots from all of the Prepetition Secured Lenders and the Prepetition Preferred Stockholder accepting the Plan.

The Plan

Below is a brief summary of the material terms of the Plan, a copy of which is filed as Exhibit 2.1 hereto.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

•   CIT First Lien Lender Claims. Under the CIT First Lien Credit Agreement, the CIT First Lien Lender previously advanced to us the sum of $11.5 million.  The claims of the CIT First Lien Lender (Class 4(a) under the Plan) are impaired. Upon the Effective Date of the Plan, the CIT First Lien Lender shall receive the following in the reorganized Debtor: (a) the obligation to be evidenced by the New Senior Secured Credit Facility (in the principal amount of $10 million), and (b) shares of New Senior Preferred Stock in an amount sufficient to liquidate the balance of the Class 4(a) Claims (based on the liquidation preference of the entire New Senior Preferred Stock issue of $23.5 million).

•   CIT Second Lien Lender Claims. Under the CIT Second Lien Credit Agreement, the CIT Second Lien Lender previously advanced to us the sum of $22.0 million.  The claims of the CIT Second Lien Lender (Class 4(b) under the Plan) are impaired. Upon the Effective Date of the Plan, the CIT Second Lien Lender shall receive the following in the reorganized Debtor: (a) shares of New Senior Preferred Stock, with a liquidation preference equal to $23.5 million, less the share of the New Senior Preferred Stock allocated to Class 4(a), and (b) 95% of the New Common Stock.

•   Trade Creditors and Customers. The Debtor expects to continue normal operations during the Chapter 11 Case. The Plan contemplates payment in full of claims held by trade creditors and uninterrupted performance of agreements with customers in accordance with existing business terms.

•   Class C Preferred Stock Interests.  Upon the Effective Date of the Plan, the holder of the Class C Preferred Stock Interests (Class 10) shall receive shares of New Junior Preferred Stock with a liquidation value of $100,000.

•   Current Common Stock Interests; Cessation as Publicly Reporting Company. On the Effective Date, all existing equity in the Debtor will be cancelled and holders of our common stock immediately prior to the Effective Date will receive five percent (5%) of the New Common Stock in the reorganized Debtor, on a pro rata basis.  On the Effective Date, the Company will no longer file periodic and or other reports with the Securities and Exchange Commission, and the New Common Stock will no longer be listed for trading on any exchange.

•   Administrative, Tax and other Priority Claims.  These claims are not impaired and each holder of an allowed Administrative, Tax or other Priority Claim is to be paid in full, in cash, under the Plan.

The Debtors have requested that the Bankruptcy Court confirm the Plan as quickly as possible. However, the Plan will be subject to obtaining all necessary approvals, including but not limited to judicial determinations of confirmability, and there can be no assurance, therefore, as to how long it may take to complete the Debtor’s reorganization process.

Item 8.01  Other Events

On February 2, 2010, the Debtor issued a press release announcing it will seek to reorganize its business under the protection of Chapter 11 bankruptcy laws.

The information under the caption, “Item 8.01 – Other Events,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Form of Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Cross Canyon Energy Corp.

2.2	Plan Support and Lock-Up Agreement

99.1	Press Release, dated February 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 2, 2010

CROSS CANYON ENERGY CORP.

By:	/s/ Robert P. Munn
Robert P. Munn
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Form of Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Cross Canyon Energy Corp.

2.2	Plan Support and Lock-Up Agreement

99.1	Press Release, dated February 2, 2010